Exhibit 99.1

OPNET Announces Record Financial Results for Third Quarter of Fiscal 2012

March Dividend Set at $0.12 Per Share

BETHESDA, MD—February 7, 2012—OPNET Technologies, Inc. (NASDAQ: OPNT), the leading provider of solutions for application and network performance management, today announced that revenue for the third fiscal quarter, ended December 31, 2011, was $46.0 million, compared to $39.7 million for the same quarter in the prior fiscal year. Diluted earnings per share for the third quarter of fiscal 2012 were $0.23, compared to $0.19 for the same quarter in the prior fiscal year. The Company also announced today a quarterly dividend of $0.12 per share, which represents one quarter of the Company’s fiscal 2012 annual dividend target of $0.48, payable on March 28, 2012 to stockholders of record as of the close of business on March 14, 2012.

Marc A. Cohen, OPNET’s Chairman and CEO, stated, “We are very pleased to report strong financial performance, and a third consecutive quarter of record operating income. We also achieved records in product revenue and maintenance revenue, which allowed us to increase our operating income 48.0% over the same quarter last fiscal year. In addition to achieving total record revenue, we increased our deferred revenue $5.7 million from last quarter. Our performance was driven by year over year growth in revenue from corporate enterprise customers. Our strong quarterly performance allowed us to further expand our operating margin to 18.0%.”

Mr. Cohen continued, “Our core APM business continued to drive performance, and accounted for 81% of our total product bookings during the quarter. APM product sales increased 33% over the same quarter last year. We believe that the growth in APM is being driven both by superior analytics and by our end-to-end solutions that span applications, systems and networks.”

The Company’s third quarter fiscal 2012 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. A reconciliation of non-GAAP results to GAAP results has been provided in the financial statement table following the text of the press release. For further information, please refer to the section of this press release titled “Use of Non-GAAP Measures.”

GAAP Financial Highlights for the Third Quarter of Fiscal 2012:

•

Total revenue increased year-over-year 15.9% to $46.0 million from $39.7 million for the same quarter of fiscal 2011. Total revenue for the quarter increased sequentially 9.7% from $41.9 million for the second quarter of fiscal 2012.

•

Product revenue increased year-over-year by 21.1% to $24.4 million from $20.2 million for the same quarter of fiscal 2011. Product revenue for the quarter increased sequentially 18.6% from $20.6 million for the second quarter of fiscal 2012.

•

Deferred revenue increased year-over-year by 16.1% to $49.8 million from $42.9 million at the end of the same quarter of fiscal 2011. Deferred revenue for the quarter increased sequentially 13.0% from $44.1 million at the end of the second quarter of fiscal 2012.

•	Gross margin decreased year-over-year to 77.3% from 78.8% for the same quarter of fiscal 2011. Gross margin increased sequentially from 77.1% in the second quarter of fiscal 2012.

•	Operating margin increased year-over-year to 18.0% from 14.1% for the same quarter of fiscal 2011. Operating margin increased sequentially from 17.3% in the second quarter of fiscal 2012.

•

Diluted net income per common share increased year-over-year to $0.23 from $0.19 for the same quarter of fiscal 2011. Diluted net income per common share increased sequentially from $0.21 in the second quarter of fiscal 2012.

Non-GAAP Financial Highlights for the Third Quarter of Fiscal 2012:

•	Non-GAAP gross margin decreased year-over-year to 78.6% from 80.3% for the same quarter of fiscal 2011. Non-GAAP gross margin increased sequentially from 78.5% in the second quarter of fiscal 2012.

•

Non-GAAP operating margin increased year-over-year to 20.8% from 17.3% for the same quarter of fiscal 2011. Non-GAAP operating margin increased sequentially from 20.1% in the second quarter of fiscal 2012.

•

Non-GAAP diluted net income per common share increased year-over-year to $0.26 from $0.23 for the same quarter of fiscal 2011. Non-GAAP diluted net income per common share increased sequentially from $0.24 in the second quarter of fiscal 2012.

Fourth Quarter Fiscal Year 2012 Financial Outlook

OPNET currently expects fiscal 2012 fourth quarter GAAP revenue to be between $45 million and $49 million, and GAAP diluted net income per common share to be between $0.17 and $0.29 and non-GAAP diluted net income per common share to be between $0.20 and $0.32. The non-GAAP diluted net income per common share expectation for the fourth quarter excludes approximately $801,000 of expense associated with stock-based compensation expense, amortization of acquired intangible assets, and the related impact of these adjustments on the provision for income taxes. These estimates represent management’s current expectations about the Company’s future financial performance, based on information available at this time.

Fiscal Year 2012 Financial Outlook

OPNET currently expects fiscal 2012 GAAP revenue to be between $173 million and $177 million, and GAAP diluted net income per common share to be between $0.79 and $0.91 and non-GAAP diluted net income per common share to be between $0.92 and $1.04. The non-GAAP diluted net income per common share expectation for fiscal 2012 excludes approximately $3.0 million of expense associated with stock-based compensation expense, amortization of acquired intangible assets, and the related impact of these adjustments on the provision for income taxes. These estimates represent management’s current expectations about the Company’s future financial performance, based on information available at this time.

OPNET will hold an investor conference call on Tuesday, February 7, 2012 at 5:00 p.m. Eastern Time to review financial results for the third quarter of fiscal 2012.

To listen to the OPNET investor conference call:

•	Call 877-377-7550 in the U.S. or 408-337-0151 for international callers, or

•	Use the webcast at www.opnet.com/news. Investors are advised to go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

To listen to the archived call:

•

Call the replay phone number at 855-859-2056 or 404-537-3406 for international callers. For replay, enter passcode # 42029855. The replay will be available from 8:00 pm Eastern Time February 7, 2012 through 11:59 pm Eastern Time February 14, 2012.

•	The webcast will be available at www.opnet.com/news. The webcast will be archived for seven days.

Use of Non-GAAP Measures

OPNET uses a variety of financial measures that are not in accordance with generally accepted accounting principles, or GAAP, as supplemental measures to GAAP to evaluate its operational performance. These financial measures, which include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per common share, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is also included below. Non-GAAP gross margin is non-GAAP gross profit expressed as a percentage of GAAP total revenue. Non-GAAP operating margin is non-GAAP operating income expressed as a percentage of GAAP total revenue.

Management uses non-GAAP financial measures (a) to evaluate OPNET’s historical and prospective financial performance as well as its performance relative to its competitors, and (b) to measure operational profitability and the accuracy of forecasting. In addition, many financial analysts who follow OPNET focus on and publish both historical results and future projections based on non-GAAP financial measures. OPNET believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of OPNET’s competitors and may not be directly comparable to similarly titled measures of OPNET’s competitors due to potential differences in the exact method of calculation. OPNET compensates for these limitations by using these non-GAAP financial measures only as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments we use to derive these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Amortization of intangibles and its related tax impact. OPNET incurs amortization of intangibles related to various acquisitions it has made in recent years. This amortization is included in the following line items of its GAAP presentation:

•	cost of revenue — amortization of acquired technology and customer relationships

•	operating expenses — research and development

Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per common share when it evaluates the continuing operational performance of OPNET because these costs are fixed at the time of an acquisition, are then amortized over a period of three to five years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of OPNET during the applicable time period after a given acquisition, and it excludes such expenses when evaluating OPNET’s financial performance.

Stock-based compensation expense and its related tax impact. OPNET incurs expense related to stock-based compensation, which is included in the following line items of its GAAP presentation:

•	cost of revenue – product updates, technical support and services

•	cost of revenue – professional services

•	operating expenses – research and development

•	operating expenses – sales and marketing

•	operating expenses – general and administrative

Although stock-based compensation is an expense of OPNET and is viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per common share when it evaluates the continuing operational performance of OPNET. Specifically, OPNET excludes stock-based compensation during its quarterly and annual assessments of OPNET’s and management’s performance. In evaluating the performance of senior management, stock-based compensation is excluded from expenditure and profitability results.

Diluted weighted average common shares outstanding. Non-GAAP diluted net income per common share reflects the elimination of amortization of intangibles, stock-based compensation expense and the related tax impacts, all as discussed above. In addition, in cases in which the non-GAAP net income changes from negative to positive when compared to the GAAP net income, or vice versa, the non-GAAP per-share calculation also gives effect to an adjustment to the number of diluted weighted average common shares outstanding reflecting the application of the treasury method and the fact that shares previously considered anti-dilutive would now be considered dilutive, or vice versa.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. (NASDAQ:OPNT) is the leading provider of solutions for application and network performance management. For more information about OPNET and its products, visit www.opnet.com.

###

OPNET, OPNET Technologies, Inc., AppMapper Xpert, AppResponse Xpert, and AppInternals Xpert are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. OPNET Technologies, Inc. (“OPNET”) assumes no obligation to update such statements. Forward-looking statements, including statements regarding the impact of enhancements to our APM product portfolio or our competitive position and statements concerning expected revenue and diluted net income per common share and Non-GAAP diluted net income per common share for the fourth quarter of fiscal 2012, and fiscal 2012, are predictions based upon information available to OPNET as of the date of this press release and involve risks and uncertainties; therefore, actual events or results may differ materially. Factors that may cause OPNET’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” in OPNET’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, as filed with the Securities and Exchange Commission on June 3, 2011, as updated from time to time in subsequent SEC filings. The risk factors set forth in the Company’s Form 10-K under the caption “Risk Factors,” as updated from time to time in subsequent SEC filings, are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: The word OPNET is spelled with all upper-case letters.

OPNET Media Contact:	OPNET Investor Relations:
Sue Cole	Mel Wesley
OPNET Technologies, Inc.	OPNET Technologies, Inc.
(919) 461-2445	(240) 497-3000
Media@opnet.com	ir@opnet.com
www.opnet.com	www.opnet.com

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010

Revenue:
Product	$24,426	$20,177	$64,454	$50,822
Product updates, technical support, and services	15,749	13,908	45,854	39,280
Professional services	5,812	5,593	17,847	16,779

Total revenue	45,987	39,678	128,155	106,881

Cost of revenue:
Product	4,319	2,893	10,718	6,672
Product updates, technical support, and services	1,488	1,269	4,315	3,827
Professional services	4,077	3,689	11,694	12,186
Amortization of acquired technology and customer relationships	535	553	1,611	1,511

Total cost of revenue	10,419	8,404	28,338	24,196

Gross profit	35,568	31,274	99,817	82,685

Operating expenses:
Research and development	9,275	8,757	27,605	25,398
Sales and marketing	14,923	13,265	40,993	35,117
General and administrative	3,078	3,649	9,371	9,607

Total operating expenses	27,276	25,671	77,969	70,122

Income from operations	8,292	5,603	21,848	12,563
Interest and other expense, net	(5)	(54)	(64)	(85)

Income before provision for income taxes	8,287	5,549	21,784	12,478
Provision for income taxes	2,964	1,225	7,486	3,900

Net income	$5,323	$4,324	$14,298	$8,578

Basic net income per common share	$0.23	$0.19	$0.63	$0.40

Diluted net income per common share	$0.23	$0.19	$0.62	$0.38

Basic weighted average common shares outstanding	22,304	21,608	22,192	21,263

Diluted weighted average common shares outstanding	22,736	22,230	22,667	21,921

OPNET TECHNOLOGIES, INC.

RECONCILIATION OF NON-GAAP RESULTS TO GAAP RESULTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,				Three Months Ended September 30,
	2011		2010		2011

GAAP gross profit	$35,568		$31,274		$32,325
Stock-based compensation expense included in cost of revenue	27		25		27
Amortization of intangibles included in cost of revenue	536		552		537

Non-GAAP gross profit	$36,131		$31,851		$32,889

GAAP income from operations	$8,292		$5,603		$7,262
Stock-based compensation expense — total (included in cost of revenue and in operating expenses)	699		664		606
Amortization of intangibles — total (included in cost of revenue and in research and development expenses)	561		578		562

Non-GAAP income from operations	$9,552		$6,845		$8,430

GAAP net income	$5,323		$4,324		$4,786
Stock-based compensation expense — total	699		664		606
Amortization of intangibles — total	561		578		562
Provision for income tax	(492	)(1)	(497	)(2)	(456	)(1)

Non-GAAP net income	$6,091		$5,069		$5,498

Diluted net income per common share:
GAAP	$0.23		$0.19		$0.21

Non-GAAP	$0.26		$0.23		$0.24

Diluted weighted average common shares outstanding
GAAP	22,736		22,230		22,687

Non-GAAP	22,736		22,230		22,687

(1)	Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 39% based on projected taxable income.
(2)	Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 40% based on actual taxable income.

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	December 31, 2011	March 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$57,967	$83,296
Marketable securities	39,837	31,432
Accounts receivable, net	43,624	32,597
Unbilled accounts receivable	1,267	1,915
Inventory	257	666
Deferred income taxes, prepaid expenses and other current assets	6,935	4,289

Total current assets	149,887	154,195

Property and equipment, net	13,895	12,701
Intangible assets, net	2,820	4,507
Goodwill	15,406	15,406
Deferred income taxes and other assets	5,458	5,014

Total assets	$187,466	$191,823

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,112	$1,247
Accrued liabilities	15,081	14,698
Other income taxes	489	186
Deferred rent	219	182
Deferred revenue	44,375	42,282

Total current liabilities	61,276	58,595

Accrued liabilities	148	107
Deferred rent	2,737	2,422
Deferred revenue	5,411	5,215
Other income taxes	741	661

Total liabilities	70,313	67,000

Stockholders’ equity:
Common stock	30	30
Additional paid-in capital	127,832	121,230
Retained earnings	12,424	25,348
Accumulated other comprehensive loss	(1,170)	(649)
Treasury stock, at cost	(21,963)	(21,136)

Total stockholders’ equity	117,153	124,823

Total liabilities and stockholders’ equity	$187,466	$191,823